As filed with the Securities and Exchange Commission on October 30, 2013.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	8071	20-5455398
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7000 Shoreline Court, Suite 250

South San Francisco, California 94080

(650) 243-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bonnie H. Anderson

President and Chief Executive Officer

7000 Shoreline Court, Suite 250

South San Francisco, California 94080

(650) 243-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stanton D. Wong	Shelly D. Guyer	William H. Hinman
Gabriella A. Lombardi	Chief Financial Officer	Simpson Thacher & Bartlett LLP
Heidi E. Mayon	Veracyte, Inc.	2475 Hanover Street
Pillsbury Winthrop Shaw Pittman LLP	7000 Shoreline Court, Suite 250	Palo Alto, California 94304
Four Embarcadero Center, 22nd Floor	South San Francisco, California 94080
San Francisco, California 94111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-191282

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, par value $0.001 per share	345,000	$13.00	$4,485,000	$577.67

(1)          Represents only the additional number of shares of the Registrant’s common stock being registered and includes shares that the underwriters have the option to purchase to cover over-allotments, if any.  Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-191282) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on October 29, 2013.

(2)          Calculated in accordance with Rule 457(a) under the Securities Act of 1933 (the “Securities Act”), based on the proposed maximum aggregate offering price.  The Registrant previously registered 5,405,000 shares of its common stock pursuant to the Prior Registration Statement.  In accordance with Rule 462(b) under the Securities Act, an additional 345,000 shares of the Registrant’s common stock are being registered, which includes 45,000 shares that the underwriters have the option to purchase to cover over-allotments, if any.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933 by Veracyte, Inc. (the “Registrant”).  This Registration Statement incorporates by reference the contents of, including all exhibits, the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191282) (the “Prior Registration Statement”), which was declared effected by the Commission on October 29, 2013.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 345,000 shares, which includes 45,000 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of October, 2013.

VERACYTE, INC.

By	/s/ Shelly D. Guyer
Shelly D. Guyer Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	*	President, Chief Executive Officer (Principal Executive Officer) and Director	October 30, 2013
Bonnie H. Anderson

	/s/ Shelly D. Guyer	Chief Financial Officer (Principal Financial and Accounting Officer)	October 30, 2013
Shelly D. Guyer

	*	Chairman of Board of Directors	October 30, 2013
Brian G. Atwood

	*	Director	October 30, 2013
Brook H. Byers

	*	Director	October 30, 2013
Fred E. Cohen, M.D., D.Phil.

	*	Director	October 30, 2013
Samuel D. Colella

	*	Director	October 30, 2013
Karin Eastham

	*	Director	October 30, 2013
Evan Jones

	*	Director	October 30, 2013
Jesse I. Treu, Ph.D.

*By:	/s/ Shelly D. Guyer
Shelly D. Guyer
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

* Previously filed as Exhibit 5.1 to the Prior Registration Statement and incorporated by reference herein.

** Previously filed on the signature page to the Prior Registration Statement.

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